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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

 Integrated Electrical Services, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 West Loop South, Suite 500

Houston, Texas 77027

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

        240.14d-2 (b))

[ ]     Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

        240.13e-4 (c))

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Item 1.01.      Entry into a Material Definitive Agreement.

On June 16, 2009, Integrated Electrical Services, Inc. (the “Company”) entered into indemnification agreements with each of its directors and certain of its executive officers (collectively, the “Indemnification Agreements”). The Indemnification Agreements provide that the Company will indemnify the executive officers and directors to the fullest extent permitted by the Company’s Second Amended and Restated Certificate of Incorporation, the Company’s Bylaws and applicable law. The Indemnification Agreements also provide that the executive officers and directors shall be entitled to the advancement of expenses as permitted by applicable law and sets out the procedures required under the agreement for determining entitlement to and obtaining indemnification and expense advancement.

The preceding description is qualified in its entirety by reference to the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors;  Appointment of  Certain  Officers; Compensatory Arrangements of Certain Officers.

See "Item 1.01 Entry into a Material Definitive Agreement" above for information regarding the Indemnification Agreements, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
Exhibit 10.1	Form of Indemnification Agreement for directors and executive officers of Integrated Electrical Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 INTEGRATED ELECTRICAL SERVICES, INC.

Date: June 18, 2009                                                    /s/ William L. Fiedler

                                                                                    William L. Fiedler

                                                                                    General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Form of Indemnification Agreement for directors and executive officers of Integrated Electrical Services, Inc.